Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-11717) of Middlesex Water Company of our reports dated March 10, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ Beard Miller Company LLP
Beard Miller Company LLP
Reading, Pennsylvania
March 10, 2008